As filed with the Securities and Exchange Commission on March 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

4D Molecular Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3506994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5858 Horton Street #455

Emeryville, California 94608

(510) 505-2680

(Address, including zip code, of registrant’s principal executive offices)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

David Kirn, M.D.

Chief Executive Officer

4D Molecular Therapeutics, Inc.

5858 Horton Street #455

Emeryville, California 94608

(510) 505-2680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin A. Potter, Esq.

Phillip S. Stoup, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,334,099(2)	$41.24(3)	$55,018,243	$6,003
Common Stock, par value $0.0001 per share	266,819(4)	$41.24 (5)	$11,003,616	$1,201
Total	1,600,918		$66,021,859	$7,204

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2020 Incentive Award Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents the additional shares of common stock available for future issuance under the Registrant’s 2020 Plan resulting from an annual increase as of January 1, 2021.
(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the 2020 Plan is the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Select Market on March 24, 2021, which was $41.24.

(4)	Represents the additional shares of common stock available for future issuance under the Registrant’s ESPP resulting from an annual increase as of January 1, 2021.
(5)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant under the ESPP is the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Select Market on March 24, 2021, which was $41.24.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,600,918 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statement of the Registrant on Form  S-8 (File No. 333-251370) are effective: (i) the 2020 Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 1,334,099 shares of common stock, and (ii) the 2020 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 266,819 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December  15, 2020 (File No. 333-251370) is incorporated by reference herein.

Item 8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit		Date Filed	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of 4D Molecular Therapeutics, Inc.	8-K	3.1		12/15/2020

4.2	Amended and Restated Bylaws of 4D Molecular Therapeutics, Inc.	8-K	3.2		12/15/2020

4.3	Form of Common Stock Certificate.	S-1/A	4.2		12/07/2020

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included in the signature page to this registration statement).					X

99.1(a)#	4D Molecular Therapeutics, Inc. 2020 Incentive Award Plan.	S-8	99.2	(a)	12/15/2020

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2020 Incentive Award Plan.	S-1/A	10.2	(b)	11/17/2020

99.2#	4D Molecular Therapeutics, Inc. 2020 Employee Stock Purchase Plan.	S-8	99.3		12/15/2020

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on March 25, 2021.

4D Molecular Therapeutics, Inc.

By:	/s/ August J. Moretti
August J. Moretti
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Kirn, M.D. and August J. Moretti, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ David Kirn David Kirn, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2021

/s/ August J. Moretti August J. Moretti	Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2021

/s/ John F. Milligan John F. Milligan, Ph.D.	Executive Chairman	March 25, 2021

/s/ William Burkoth William Burkoth, MBA	Director	March 25, 2021

/s/ Jacob Chacko Jacob Chacko, M.D., MBA	Director	March 25, 2021

/s/ Susannah Gray Susannah Gray, MBA	Director	March 25, 2021

/s/ Nancy Miller-Rich Nancy Miller-Rich	Director	March 25, 2021

/s/ David Schaffer David Schaffer, Ph.D.	Director	March 25, 2021

/s/ Charles P. Theuer Charles P. Theuer, M.D., Ph.D.	Director	March 25, 2021

/s/ Shawn Cline Tomasello Shawn Cline Tomasello, MBA	Director	March 25, 2021